Exhibit 10.1

Portions of this exhibit indicated by “******” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the

Securities and Exchange Commission.

Feedstock Agreement No. 2

Mount Storm Coal Supply, LLC

Purchase Order No. 58

Date: As of July 1, 2005

PLEASE RETURN ACKNOWLEDGEMENT

COPY PROMPTLY TO THE ISSUING OFFICE

OUR PURCHASE ORDER NUMBER MUST BE SHOWN ON ALL INVOICES AND SHIPPING PAPERS

	SELLER		BUYER
T	Alliance Coal, LLC	F	Mount Storm Coal Supply, LLC
O	1717 South Boulder Ave.	R	Invoice To:
	Tulsa, OK 74119	O	Mount Storm Coal Supply, LLC
	Attn: Brad Shellenberger	M	5160 Parkstone Drive, Suite 260
	Phone: (918) 295-7619		Chantilly, VA 20151-3813
	Fax: (918) 295-7360		Attn: Accounts Payable
Phone: (703) 263-0200
Fax: (703) 378-3047

TERMS AND CONDITIONS

Term:	July 1, 2005 through December 31, 2007

Quantity:	Up to 225,000 tons per month as mutually agreed by the parties

Base Price:	The base price per ton of coal sold and purchased pursuant to this Order will be determined by reference to the Agreement for the Supply of Coal, dated June 22, 2005 between Seller and VEPCO (the “New Mt. Storm Agreement”) or, as appropriate, any other corresponding coal supply agreement with VEPCO (such other coal supply agreement and the New Mt. Storm Agreement being referred to hereinafter as the “Corresponding Coal Supply Agreement”). Seller shall notify Buyer of the applicable price (the “Applicable Price”) on a frequency of no less than each calendar quarter, unless otherwise mutually agreed by the parties. The base price under this Order will be ******.

Approximate Rate/Shipment:	Delivery of tons as mutually agreed

Point of Delivery:	VEPCO Mount Storm Power Station “P” conveyor discharge

Transportation:	Provided by Seller

Terms of Payment:	Coal receipts for each calendar week, Monday 12:00AM through Sunday 11:59PM, will be paid within 7 days after Buyer’s receipt of Seller’s invoice by facsimile. As security for the Buyer’s payment obligations hereunder, Buyer, within 15 days following the date hereof, shall cause to be issued in favor of each of Seller and Mettiki Coal, LLC, Seller’s subsidiary, an irrevocable letter of credit in the form referred to in the Security Terms and Conditions attached hereto.

Date Deliveries Commence:	January 1, 2007

Other Provisions:

Weights by Mettiki Coal, LLC - Sellers Account

Sampling by Mettiki Coal, LLC - Sellers Account

Analysis - Seller to provide all analytical testing (Sellers Account), and VEPCO will provided reporting and administrative services for Mount Storm Coal Supply, LLC.

QUALITY SPECIFICATIONS:	(monthly weighted average – As Received Basis)
Moisture – Max	******%
Ash – Typical	****** lbs. Ash/mmBtu
Sulfur – Max	****** lbs. SO2/mmBtu
BTU/Lb – Min	******
Volatile – Range	******-******
Size	******
3/8” x 0 – Min	******%

See attached terms and conditions for quality adjustment parameters.

THIS ORDER FOR GOODS AND/OR SERVICES SPECIFIED ABOVE IS SUBJECT TO THE TERMS AND CONDITIONS ATTACHED HERETO. I HEREBY ACCEPT THIS ORDER, AS COPIED HEREON, IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED HEREON AND EXPECT TO SHIP AS INDICATED BELOW:

SELLER:		BUYER:
Alliance Coal, LLC		Mount Storm Coal Supply, LLC

By:	/s/ George C. Tichnell	By:	/s/ Kirby B. Martin, Jr.
Name:	George C. Tichnell	Name:	Kirby B. Martin, Jr.
Title:	Pursuant to Delegation of	Title:	Senior Vice President, Sales & Marketing
	Authority dated July 18, 2005	Date:	July 18, 2005
Date:	August 4, 2005		Phone: (304) 414-0420
Fax: (304) 414-0430

BY SHIPPING THE ABOVE GOODS OR BY ACKNOWLEDGING RECEIPT OF THIS ORDER HEREAFTER CALLED “ORDER” YOU ACCEPT THE TERMS & CONDITIONS SET FORTH ON THE FACE AND AS ATTACHED HERETO, AND ANY DIFFERENT OR ADDITIONAL TERMS IN YOUR ACCEPTANCE OF THE OFFER ARE HEREBY OBJECTED TO AND SHALL NOT BE BINDING UPON BUYER HEREAFTER.

STANDARD TERMS & CONDITIONS

(1)	ACCEPTANCE. This order (“Order”) constitutes a binding contract upon the terms and conditions herein contained when accepted by Seller, either by acknowledgment or by commencement of shipments. If any of Seller’s prior proposals, quotations, or writing are in conflict with the terms of this Order, the terms hereof shall govern. Buyer recognizes that Seller may, for operating convenience, utilize its own form of acknowledgement or confirmation of sale in accepting this Order, and in such case, any provisions, terms or conditions is such form of acceptance which modify, conflict with, contradict or add to any provision, term or condition of this Order shall be deemed to be waived (unless expressly accepted in writing by Buyer), it being agreed that the provisions, terms and conditions of this Order constitute the entire contract between the parties. No alterations, modifications, or deletions of any terms or provisions of this Order made by Seller will be binding upon Buyer, unless expressly accepted in writing by Buyer.

(2)	PRICE AND PAYMENT. Payment of the base price will be made in accordance with the terms set forth in the Order.

(3)	GENERAL INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, and property damage (excluding inside and outside attorney’s fees) (i) due to any failure of Seller to comply with laws, regulations or ordinances, or (ii) due to the acts or omissions of Seller in the performance of this Order. Buyer agrees to indemnify and save harmless Seller, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, and property damage (excluding inside and out side attorney’s fees) (i) due to any failure of Buyer to comply with laws, regulations or ordinances, or (ii) due to the acts or omissions of Buyer in the performance of this Order. Notwithstanding any other term or provision contained herein, the parties acknowledge and agree that, except for the “Base Price” set for herein, Seller will not have any greater reduced, additional or changed obligation or liability than Seller has under the appropriate Corresponding Coal Supply Agreement.

(4)	CONFIDENTIAL DATA. Seller agrees to treat as strictly secret and confidential all specification, drawings, blueprints, nomenclature, samples and models and other information supplied by Buyer and further agrees not to disclose any information relating to this Order to any person or entity other than the Buyer. The parties acknowledge and agree that nothing contained herein shall prohibit either party hereto or their respective parent entities from making any public disclosures regarding this Order if such disclosure is required by applicable securities laws or any listing agreement with any national securities exchange or quotation system.

(5)	FORCE MAJEURE.

(a)	Seller shall not be liable for any delay, reduction, or suspension of shipments resulting from any event of force majeure, and Buyer shall not be liable for failure, refusal, or inability to perform its obligations under this Agreement resulting from any event of force majeure, provided that Buyer or Seller, as the case may be, (1) promptly notifies the other party of such event and its cause and confirms such in writing within 15 calendar days of its occurrence, (2) promptly supplies such information about the event and its cause that may be reasonably requested by the other party, and (3) exercises due diligence to remove the cause of the event or to lessen its effect. Seller shall also notify its truck transportation subcontractor(s), if any, of any event of force majeure. Notwithstanding the foregoing, the settlement of labor disputes shall be entirely at the discretion of the affected party.

(b)	Events of force majeure shall be events beyond the control and without the fault or negligence of the party claiming such event, including but not limited to floods, fire, accidents, extreme geological conditions at Seller’s Mine, strikes or other labor disputes, frozen coal, major restrictions on use or breakdown of equipment

(including equipment utilized for unloading coal supplied pursuant to this Order at VEPCO’s Mount Storm Station (the “Station”), a reduction or interruption of generation of electricity at the Station resulting from a total or partial forced outage of a coal-fired unit at the Station, governmental regulations or restrictions, unexpected loss of electric load, or any cause, whether of the same or a different nature, existing or future, foreseen or unforeseen.

(c)	In no event shall this force majeure provision be construed to relieve either party of any obligations hereunder solely because of increased costs or other adverse economic consequences that may be incurred through the performance of such obligations of the parties.

(6)	REMEDIES. Except for reasons of Force Majeure, if Buyer fails to take delivery of all or a portion of the quantity of coal as required under this Order, Buyer shall pay Seller an amount for each ton of coal not received times the positive difference, if any, between: (i) the price Seller would have received for the coal under this Agreement, and (ii) the price at which Seller is, or would be, able to sell comparable quantities of coal using reasonable efforts, provided such price is a commercially reasonable price, which may include additional charges such as handling, loading or additional transportation cost Seller must absorb as the result of selling the coal to any other party Seller may choose. Except for reasons of Force Majeure, if Seller fails to make delivery of all or a portion of the quantity of coal as required under this Order, Seller shall pay Buyer an amount for each ton of coal not received times the positive difference, if any, between: (i) the price at which Buyer is, or would be, able to purchase comparable quantities of coal using reasonable efforts, provided such price is a commercially reasonable price, and which may include additional charges such as handling, unloading or transportation from any other party Buyer may choose, and (ii) the price Buyer would have paid for the coal under this Order.

(7)	EQUAL OPPORTUNITY EMPLOYER. Buyer and Seller, and each of them, is an equal opportunity employer. Seller agrees not to discriminate against employees or applicants for employment because of race, color, religion, sex or national origin and also to abide by and comply with the provisions of Presidential Executive Order No. 11246, which is incorporated herein by reference to the same extent as though set forth herein in full.

(8)	GOVERNING LAW. The contract resulting from the delivery and acceptance of this Order shall be interpreted under and shall be governed by the laws of the State of West Virginia, excluding any conflicts of law, rule or principal that might refer the interpretation or enforcement of this Order to the laws of another jurisdiction.

ADDITIONAL TERMS & CONDITIONS

•	QUALITY VARIATION PRICE ADJUSTMENTS

•	BTU Quality Adjustment per ton =

[	( Actual as Received BTU/lb X (****** - $******)	]	- (****** - $******)
****** BTU/lb

•	Payment – All BTU quality adjustments per ton will be determined by Buyer for each calendar month’s receipts and a notice thereof shall be provided by Buyer to Seller within 15 calendar days following the month in which the coal was received. Payments, if applicable by either party, will follow within 15 calendar days following the notice to Seller.

•	· ANALYSIS

Pursuant to the terms of any agreement entered into between Mount Storm Supply and VEPCO which is corresponding to this Order, VEPCO shall act as Mount Storm Supply’s consultant in regards providing, reporting and administrative services relating to any coal purchased by Mount Storm Supply under this Order. As such, all reporting and administrative services provided to Mount Storm Supply by VEPCO shall be in accordance with the terms and conditions of the appropriate Corresponding Coal Supply Agreement. Unless otherwise agreed to by Seller and Mount Storm Supply, Mount Storm Supply shall have no greater rights of suspension of shipments than as defined in the appropriate Corresponding Coal Supply Agreement.

•	· SUSPENSION OF SHIPMENTS

Shipments of coal under this Order may be suspended if coal received hereunder fails to comply with the following specifications based on the As-Received analyses:

	Three Consecutive Months (1)	Monthly (2)	2 Analyses Per 30 Consecutive Day Period (3)	Each Analysis (4)
Vol. Matter %	—	******-******	—	—

Moisture %	—	****** (max.)	—	—

Ash% (lbs. /mmBtu)	****** (max.)		****** (max.)	—

Sulfur (lbs.SO2/mmBtu)	—	******-******	—	—

Grind (HGI)	****** (min.)	—	—	—

Ash Fusion °F (Hemis.)	—	—	—	****** (min.)

Heating Value (Btu/lb.)	****** (min.)	****** (min.)	****** (min.)	—

Size	—	—	—	******% fines (max.) (no debris, etc.)

NOTES

(1)	The weighted average (weighted by the tons delivered for each month) of the monthly prorated analyses of coal shipped during any three consecutive Calendar Months shall not deviate from any of the limits in this column.

(2)	The monthly prorated analysis of coal shipped during any Calendar Month shall not deviate from any of the limits in this column.
(3)	No two Proximate Analyses of coal shipped during any 30 consecutive day period shall deviate from any of the limits in this column.
(4)	No one Proximate Analysis or size analysis of coal shipped during any time period shall deviate from any of the limits in this column.

If Seller ships coal that fails to comply with one or more of the specifications set forth above, Buyer may provide Seller notice of such noncompliance and request that Seller provide Buyer assurances that future shipments will comply with such specifications.

•	THIRD PARTY SERVICES

Buyer and its affiliate, PC West Virginia Synthetic Fuel #2, LLC (“Pace”), have entered into various transactions with VEPCO whereby Pace shall produce synthetic fuel that qualifies for Section 29 tax credits that is derived from coal (“Synfuel”) at Pace’s synthetic fuel facility (the “Synfuel Facility”), which Synfuel Facility shall be operated and maintained by PACE adjacent to or near VEPCO’s Mount Storm Station (“Station”)

When made available by Seller, Buyer shall utilize coal for use as feedstock for the Synfuel Facility under this Order ******. Buyer shall provide to Seller a daily tabulation of the total volume of synfuel produced by the Synfuel Facility, and the coal tonnage supplied by Seller that day which was were utilized for the production of Synfuel.

Seller has constructed a truck unloading facility adjacent to Vepco’s Station (“Facility”). If Seller, in its sole discretion, determines it can provide Buyer with use of the Facility to receive coal(s) from sources other than from Seller’s Mine (“Third Party Sources”), and such use will not impact Seller’s utilization of the Facility or Buyer’s and Seller’s obligations under this Order, Buyer and Seller shall then mutually agree to acceptable procedures for the throughput of third party coal through the Facility. Unless otherwise agreed by the parties in writing, any coal delivered to the Facility from Third Party Sources will be ratably delivered during Seller’s normal scheduled operating hours of the Facility. If requested by Buyer, Seller shall exert reasonable efforts to extend the normal scheduled operating hours of the Facility to accommodate the delivery of coal from Third Party Sources. Seller shall have the right to suspend or reject deliveries of coal from Third Party Sources if they are not in compliance with the legal load limits as then currently enforced in the State of West Virginia including any permitted variances and tolerances, and/or if the equipment is not compatible with design and safe operation of the Facility as existing or modified to accommodate the deliver of such coal from Third Party Sources. Buyer will cause VEPCO to provide to Seller a daily tabulation of the certified weights for each truck load of coal delivered to the Facility from Third Party Sources.

•	TERMINATION

Either party shall have the right to terminate this Agreement on seven (7) days prior written notice to each other in the event the tax credits under Section 29 of the Internal Revenue Code arising from the production and sale of synthetic fuel derived from the coal are no longer available or are materially reduced. Seller shall not be subjected to any price adjustments for prior or future coal receipts if Section 29 tax credits are altered and affect past or future sales of synthetic fuel which were derived from the Seller’s coal receipts.

•	WARRANTY

SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE COAL SUPPLIED HEREUNDER, OR AS TO THE RESULT FROM USE THEREOF.

SECURITY TERMS AND CONDITIONS

1.	Buyer shall cause a letter of credit in the form attached as Exhibit 1 to that certain Feedstock Agreement No. 1, dated as of July 1, 2005, between Buyer and Mettiki Coal, LLC, a subsidiary of Seller (“Mettiki Coal”), a copy of which is attached hereto, to be issued and maintained in effect to support Buyer’s obligations to make payments due for coal delivered under Feedstock Agreement No. 1, dated as of July 1, 2005, between Buyer and Mettiki Coal, Feedstock Agreement No. 2, dated as of July 1, 2005, or any other definitive Coal Supply Agreement that Buyer, Seller and/or Mettiki Coal, may enter into and that refers to or incorporates these terms and conditions or substantially similar provisions (collectively, the “Definitive Coal Supply Agreements”).

2.	Seller may draw on the letter of credit for payment of amounts that remain unpaid by Buyer for two (2) business days after Seller has notified Buyer in writing via facsimile that amounts are past due. The amount drawn by Seller may not exceed the amount that is past due.

3.	Buyer shall cause the stated amount of the letter of credit to be reinstated following a drawing by Seller.

4.	Seller shall return the letter of credit to the issuing bank within five (5) days after the termination or expiration of the Feedstock Agreement No. 2 and payment by Buyer of all outstanding amounts due under Feedstock Agreement No. 1, Feedstock Agreement No. 2, and all other Definitive Coal Supply Agreements.

Exhibit 1

[Wachovia letterhead]

To:	Mettiki Coal, LLC
1717 South Boulder Ave.
Tulsa, OK 74119

Alliance Coal
1717 South Boulder Ave.
Tulsa, OK 74119

Dear Sirs:

1.	We hereby establish in favor of each of Mettiki Coal, LLC (“Mettiki Coal”) and Alliance Coal, LLC (“Alliance Coal”), as beneficiaries, this Irrevocable Standby Letter of Credit No. (the “Letter of Credit”) for the account of Mt. Storm Coal Supply, LLC (the “Account Party”) in the amount of ****** U.S. Dollars (US$******) (the “Stated Amount”) effective immediately and expiring at our close of business on April 30, 2008 (or if such date is not a Business Day, as defined below, on the next succeeding Business Day thereafter) (as extended from time to time pursuant to the terms hereof, the “Expiration Date”), or such other date of termination provided by the terms hereof.

2.	This Letter of Credit is issued at the request of the Account Party pursuant to (a) that certain Feedstock Agreement No. 1, dated as of July 1, 2005 (as amended from time to time) between the Account Party and Mettiki Coal, and (b) that certain Feedstock Agreement No. 2, dated as of July 1, 2005 (as amended from time to time), between the Account Party and Alliance Coal, and we hereby irrevocably authorize Alliance Coal to draw on us, in accordance with the terms and conditions hereof, all or a portion of the Stated Amount.

3.	A drawing hereunder may be made by Alliance Coal on any Business Day prior to the Expiration Date by delivering to us at our address at 1300 I Street, N.W. 12th Floor, Washington, D.C. 20005 (i) a certificate in the form of Annex 1 hereto, duly completed and signed by a person purporting to be an authorized officer of Alliance Coal and (ii) Alliance Coal’s draft in the form of Annex 2, duly completed and endorsed on the reverse thereof, referring thereon to Wachovia Bank, National Association Irrevocable Standby Letter of Credit No. .” Partial and multiple drawings are permitted hereunder.

4.	We hereby agree that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit shall be duly honored on due presentation at our office set forth above. Within three (3) Business Days after receipt of the draft and the drawing certificate from Alliance Coal, we will disburse the funds by wire transfer of immediately available funds in accordance with Alliance Coal’s payment instructions set forth therein.

5.	If a demand for payment made by Alliance Coal hereunder does not, in any instance, conform to the terms and conditions in this Letter of Credit, we shall give Alliance Coal prompt notice that the demand for payment was not effected in accordance with the terms and conditions in this Letter of Credit, stating the reasons therefore and that we will upon Alliance Coal’s instructions hold any documents at Alliance Coal’s disposal or return the same to Alliance Coal. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, Alliance Coal may attempt to correct any such non-conforming demand for payment to the extent that Alliance Coal is otherwise entitled, under the terms of this Letter of Credit (without regard to the provisions of this sentence), to make a demand for payment.

6.	Upon the payment hereunder to Alliance Coal of the amount demanded hereunder, we shall be fully discharged of our obligations under this Letter of Credit to the extent of the amount specified in such draft presented hereunder. By paying to Alliance Coal the amount demanded in accordance herewith, we make no representations as to the correctness of the amount demanded.

7.	This Letter of Credit shall automatically terminate and be delivered to us for cancellation upon the earlier of (i) the date we have honored Alliance Coal’s draft or drafts presented hereunder in an aggregate amount equal to the initial Stated Amount, and (ii) the Expiration Date.

8.	As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks located in North Carolina are authorized or required to close.

9.	Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the “Uniform Customs”). As for matters not governed by the Uniform Customs, this letter of credit shall be governed and construed in accordance with the laws of North Carolina, without regard to principles of conflicts of law.

10.	This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein, and any such reference shall not be deemed to incorporate herein by reference any documents, instrument or agreement.

Very truly yours,

WACHOVIA BANK,
NATIONAL ASSOCIATION

By:
Name:
Title:

Annex 1 to Letter of Credit

[Letterhead of Alliance Coal, LLC]

DRAWING UNDER IRREVOCABLE STANDBY

LETTER OF CREDIT NO.

Date:             ,

TO:	Wachovia Bank, National Association

[Address]

Dear Sirs:

Reference is made to the above-captioned Letter of Credit issued by you in favor of Alliance Coal, LLC (“Alliance Coal”) and Mettiki Coal, LLC, a subsidiary of Alliance Coal (“Mettiki Coal”), as beneficiaries, for the account of Mt. Storm Coal Supply, LLC (the “Account Party”). Such Letter of Credit is issued as security for the payment obligations of the Account Party under (a) that certain Feedstock Agreement No. 1, dated as of July 1, 2005 (as amended from time to time), between the Account Party and Mettiki Coal, (b) that certain Feedstock Agreement No. 2, dated as of July 1, 2005 (as amended from time to time), between the Account Party and Alliance Coal and (c) any other Coal Supply Agreement that the Account Party, Mettiki Coal and/or Alliance Coal may enter into that refers to or incorporates the terms and conditions of Feedstock Agreement No. 1 or Feedstock Agreement No. 2 or substantially similar provisions.

Alliance Coal certifies as follows:

Alliance Coal is making a drawing under the Letter of Credit in the amount of $            . Alliance Coal or Mettiki Coal has notified the Account Party in writing that the amount claimed is past due, and the Account Party has not paid the claimed amount within two (2) Business Days after its receipt of such written notice via facsimile.

Very truly yours,

Alliance Coal, LLC

By:
Name:
Title:

Annex 2 to Letter of Credit

[Letterhead of Alliance Coal, LLC]

DRAFT

On [DATE]

PAY TO: Alliance Coal, LLC

U.S.$

[INSERT WIRE INSTRUCTIONS]

FOR VALUE RECEIVED AND DRAWN UNDER WACHOVIA BANK, NATIONAL ASSOCIATION IRREVOCABLE STANDBY LETTER OF CREDIT NO.                .

Alliance Coal, LLC

By:
Name:
Title: